UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2016, Evoke Pharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the sale by the Company of 1,804,512 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $2.49375 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 1,353,384 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants will be approximately $4.5 million. Subject to certain ownership limitations, the Warrants will be immediately exercisable at an exercise price equal to $2.41 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five and a half years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on July 25, 2016.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $4.4 million. The Company intends to use the net proceeds from the transactions to conduct further analyses of the Phase 3 trial data of its product candidate, EVK-001, and assess continued development opportunities for this product candidate, to prepare for a potential meeting with the U.S. Food and Drug Administration and for other working capital and other general corporate purposes. However, as a result of the negative Phase 3 trial results for EVK-001 and other breaches of the Credit Facility (as defined below), the Company is in default under the Credit Facility and may be required to pay as much as $2.5 million to Square 1 (as defined below) out of the offering proceeds.

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrant) were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2014 and subsequently declared effective on November 25, 2014 (File No. 333-200176) (the “Registration Statement”), and a related prospectus.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company also entered into an engagement letter (the “Engagement Letter”) on July 19, 2016 with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. The Company has agreed to pay Wainwright an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transaction as well as a management fee equal to 0.5% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5% of the aggregate number of shares of Common Stock sold in the transactions (the “Wainwright Warrants”). The Engagement Letter has a six month tail and right of first offer period, indemnity and other customary provisions for transactions of this nature. The Wainwright Warrants have substantially the same terms as the Warrants, except that the Wainwright Warrants will have an exercise price equal to 125% of the Exercise Price. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright a reimbursement for out of pocket expenses in connection with marketing the transaction in the amount of up to $10,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of $50,000.

The forms of the Purchase Agreement and the Warrant, as well as the Engagement Letter, are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

The Company estimates that its cash and cash equivalents were approximately $4.1 million as of June 30, 2016. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in the Company’s financial statements as of and for the quarter ended June 30, 2016.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 19, 2016, the Company determined that it was out of compliance with certain of its financial covenants (the “Covenants”) under its loan and security agreement (the “Credit Facility”) with Square 1 Bank, a division of Pacific Western Bank (“Square 1”). Pursuant to the Credit Facility, Square 1 agreed to make term loans available to the Company for general corporate and working capital purposes and for capital expenditures, in a principal amount of up to $4.5 million. As of June 30, 2016, the Company had outstanding principal and interest under the Credit Facility of approximately $4.5 million. The Credit Facility bears interest at a fixed annual rate of 5.50%, with an interest-only period extending through November 2016 and the Credit Facility maturing in November 2018. The Credit Facility is secured by substantially all of the Company’s personal property other than its intellectual property (the “Collateral”).

The Covenants require (i) the Company to receive positive results from its Phase 3 clinical trial for EVK-001 on or before September 30, 2016 and (ii) that the Company either maintain a ratio of its cash at Square 1 to its cash burn over the preceding month of at least 4.00 to 1.00, or deliver evidence of a forthcoming financing or strategic partnership arrangement to Square 1, in each case in an amount satisfactory to Square 1. Due to the breach of the Covenants, Square 1 may, at its election, do any one or more of the following: declare all obligations under the Credit Facility immediately due and payable; take actions to protect its security interest in the Collateral, including taking possession thereof; apply any balances of the Company held by Square 1 to pay off the Credit Facility; sell the Collateral; or apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Wainwright Warrants is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On July 20, 2016, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

The Company is filing certain information for the purpose of updating various aspects of its risk factors contained in its other filings with the SEC. A copy of this additional disclosure is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

5.1	Legal Opinion of Latham & Watkins LLP

10.1	Form of Securities Purchase Agreement

10.2	Engagement Letter between Evoke Pharma, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of July 19, 2016

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by Evoke Pharma, Inc. on July 20, 2016

99.2	Company Disclosure

Forward Looking Statements.

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” , or expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include cash estimates, the completion of the sale of the Company’s securities and the amount and use of the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business, including, without limitation: potential changes in estimated cash based on the completion of financial closing procedures and release of complete second quarter 2016 results; the satisfaction of customary closing conditions related to the sale of the Company’s securities; potential remedies that may be exercised by Square 1 in connection with defaults under the Credit Facility; and other risks detailed in the periodic reports the Company files with the Securities and Exchange Commission and in the Company disclosure filed herewith as Exhibit 99.1. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: July 20, 2016	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

5.1	Legal Opinion of Latham & Watkins LLP

10.1	Form of Securities Purchase Agreement

10.2	Engagement Letter between Evoke Pharma, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of July 19, 2016

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by Evoke Pharma, Inc. on July 20, 2016

99.2	Company Disclosure